Exhibit 10.18.2
FIRST AMENDMENT TO
TERM LOAN AGREEMENT
THIS FIRST AMENDMENT TO TERM LOAN AGREEMENT (this “Amendment”) is made and entered into as of the 16th day of October, 2015, by and among CBL & ASSOCIATES LIMITED PARTNERSHIP, a Delaware limited partnership (hereinafter referred to as the “Borrower”), CBL & ASSOCIATES PROPERTIES, INC., a Delaware corporation (hereinafter referred to as the “Parent”), the Lenders party hereto and WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association, as contractual representative of the Lenders (in such capacity, the “Administrative Agent”).
W I T N E S S E T H:
WHEREAS, Borrower, Parent, Lenders and Administrative Agent entered into that certain Term Loan Agreement dated as of July 30, 2013 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), pursuant to which the Lenders agreed to extend to Borrower a term loan facility in the aggregate principal amount of Four Hundred Million and No/100 Dollars ($400,000,000.00). Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to such terms in the Credit Agreement; and
WHEREAS, Borrower, Parent, Requisite Lenders and Administrative Agent desire to modify and amend the Credit Agreement, in each case, on the terms and conditions set forth herein.
NOW THEREFORE, for and in consideration of the premises, for Ten and No/100 Dollars ($10.00) in hand paid by the parties to each other, and for other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged by Borrower, Parent, Requisite Lenders, and Administrative Agent, Borrower, Parent, Requisite Lenders and Administrative Agent do hereby covenant and agree as follows:
1.Amendments to Credit Agreement. Subject to the satisfaction of the conditions precedent set forth in Section 2 below:
(a)    The Table of Contents to the Credit Agreement is hereby amended to delete “Transfer Authorizer Designation Form” for Exhibit H and to substitute the following therefor : “Disbursement Instruction Agreement”.
(b)    The Exhibits to the Credit Agreement are hereby amended to insert new Exhibit H pursuant to Annex II attached hereto.
(c)    The definition of “Applicable Margin” now appearing in Section 1.1. of the Credit Agreement is hereby amended (i) to amend and restate the grid now appearing therein in its entirety as follows:

Level	Credit Rating	Applicable Margin for LIBOR Loans	Applicable Margin for Base Rate Loans
1	A-/A3/A- or better	1.050%	0.050%
2	BBB+/Baa1/BBB+	1.150%	0.150%
3	BBB/Baa2/BBB	1.300%	0.300%
4	BBB-/Baa3 /BBB-	1.500%	0.500%
5	Lower than BBB-/Baa3/BBB-	2.00%	1.00%

; and (ii) to replace each occurrence of the word “median” therein with “average”.

(d)    The definition of “Base Rate” now appearing in Section 1.1. of the Credit Agreement is hereby amended and restated in its entirety as follows:
“Base Rate” means, at any time, the highest of (a) the Prime Rate, (b) the Federal Funds Rate plus 0.50% and (c) the LIBOR Market Index Rate plus 1%; each change in the Base Rate shall take effect simultaneously with the corresponding change or changes in the Prime Rate, the Federal Funds Rate or the LIBOR Market Index Rate (provided that clause (c) shall not be applicable during any period in which LIBOR is unavailable or unascertainable).
(e)    The definitions of “Existing Revolving Facilities”; “Existing Eighth Amended Agreement” and “Existing Third Amended Agreement” now appearing in Section 1.1. of the Credit Agreement are hereby deleted and replaced with the following definitions in alphabetical order:
“Existing Fourth Amended Agreement” means that certain Fourth Amended and Restated Credit Agreement, dated as of October 16, 2015, by and among the Borrower, the Parent, the lenders parties thereto from time to time and Wells Fargo Bank, National Association, as administrative agent (as amended, restated, supplemented or otherwise modified, renewed or replaced from time to time).
“Existing Ninth Amended Agreement” means that certain Ninth Amended and Restated Credit Agreement, dated as of October 16, 2015, by and among the Borrower, the Parent, the lenders parties thereto from time to time and Wells Fargo Bank, National Association, as administrative agent (as amended, restated, supplemented or otherwise modified, renewed or replaced from time to time).

“Existing Revolving Facilities” means, individually and collectively, each of the Existing Ninth Amended Agreement and the Existing Fourth Amended Agreement.
(f)    The definition of “Federal Funds Rate” now appearing in Section 1.1. of the Credit Agreement is hereby amended and restated in its entirety as follows:
“Federal Funds Rate” means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the immediately preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent from three Federal Funds brokers of recognized standing selected by the Administrative Agent; provided, that, if the Federal Funds Rate shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.
(g)    The definition of “Funds From Operations” now appearing in Section 1.1. of the Credit Agreement is hereby amended to delete the phrase “Parent’s Form 10-Q for the first quarter of Fiscal Year 2013” now appearing therein and to substitute “Parent’s Form 10-Q for the second quarter of Fiscal Year 2015” therefor.
(h)    The definition of “LIBOR” now appearing in Section 1.1. of the Credit Agreement is hereby amended and restated in its entirety as follows:
“LIBOR” means, with respect to any LIBOR Loan for any Interest Period, the rate of interest obtained by dividing (i) the rate of interest per annum determined on the basis of the rate for deposits in U.S. dollars for a period equal to the applicable Interest Period which appears on Reuters Screen LIBOR01 Page (or any applicable successor page) at approximately 11:00 a.m. (London time) two (2) Business Days prior to the first day of the applicable Interest Period by (ii) a percentage equal to 1 minus the stated maximum rate (stated as a decimal) of all reserves, if any, required to be maintained with respect to Eurocurrency funding (currently referred to as “Eurocurrency liabilities”) as specified in Regulation D of the Board of Governors of the Federal Reserve System (or against any other category of liabilities which includes deposits by reference to which the interest rate on LIBOR Loans is determined or any applicable category of extensions of credit or other assets which includes loans by an office of any Lender outside of the United States of America); provided that if as so determined LIBOR shall be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement. If, for any reason, the rate referred to in the preceding clause (i) does not appear on Reuters Screen LIBOR01 Page (or any applicable successor page), then the rate to be used for such clause (i) shall be determined by the Administrative Agent to be the arithmetic average of the rate per annum at which deposits in U.S.

Dollars would be offered by first class banks in the London interbank market to the Administrative Agent at approximately 11:00 a.m. (London time) two (2) Business Days prior to the first day of the applicable Interest Period for a period equal to such Interest Period; provided that if as so determined LIBOR shall be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement. Any change in the maximum rate or reserves described in the preceding clause (ii) shall result in a change in LIBOR on the date on which such change in such maximum rate becomes effective.
(i)    The definition of “LIBOR Market Index Rate” now appearing in Section 1.1 of the Credit Agreement is hereby amended and restated in its entirety as follows:
“LIBOR Market Index Rate” means, for any day, LIBOR as of that day that would be applicable for a LIBOR Loan having a one-month Interest Period determined at approximately 10:00 a.m. Central time for such day (rather than 11:00 a.m. (London time) two (2) Business Days prior to the first day of such Interest Period as otherwise provided in the definition of “LIBOR”), or if such day is not a Business Day, the immediately preceding Business Day. The LIBOR Market Index Rate shall be determined on a daily basis.
(j)    The definition of “OFAC” now appearing in Section 1.1 of the Credit Agreement is hereby amended and restated in its entirety as follows:
“OFAC” means the U.S. Department of the Treasury’s Office of Foreign Assets Control.
(k)    The definition of “Post-Default Rate” now appearing in Section 1.1. of the Credit Agreement is hereby amended to insert the phrase “for Base Rate Loans” immediately after the phrase “Applicable Margin” now appearing therein.
(l)    The definition of “Subsidiary” now appearing in Section 1.1. of the Credit Agreement is hereby amended to insert the following immediately prior to the period (“.”) now appearing therein: “, and unless the context shall dictate otherwise, the term shall mean a Subsidiary of the Parent”.
(m)    The definition of “Wholly Owned Subsidiary” now appearing in Section 1.1. of the Credit Agreement is hereby amended to insert the following immediately prior to the period (“.”) now appearing therein: “, and unless the context shall dictate otherwise, the term shall mean a Wholly Owned Subsidiary of the Parent”.
(n)    Section 1.1. of the Credit Agreement is hereby amended to delete the following defined terms in their entirety: “Equity Issuance”; “Fair Market Value”; “Material Subsidiary”; “Net Proceeds”; “Tangible Net Worth” and “Transfer Authorizer Designation Form”.
(o)    Section 1.1. of the Credit Agreement is hereby amended to insert the following new definitions therein in the appropriate alphabetical order:

“Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction applicable to the Borrower or its Subsidiaries from time to time concerning or relating to bribery, corruption or money laundering.
“Disbursement Instruction Agreement” means an agreement substantially in the form of Exhibit H to be executed and delivered by the Borrower pursuant to Section 2.10., as the same may be amended, restated or modified from time to time with the prior written approval of the Administrative Agent.
“Prime Rate” means, at any time, the rate of interest per annum publicly announced from time to time by the Administrative Agent as its prime rate. Each change in the Prime Rate shall be effective as of the opening of business on the day such change in such prime rate occurs. The parties hereto acknowledge that the rate announced publicly by the Administrative Agent as its prime rate is an index or base rate and shall not necessarily be its lowest or best rate charged to its customers or other banks.
“Sanctioned Country” means, at any time, a country, region or territory which is itself the subject or target of any Sanctions (at the time of this Agreement, Crimea, Cuba, Iran, North Korea, Sudan and Syria).
“Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by the Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of State, or by the United Nations Security Council, the European Union or any European Union member state, (b) any Person operating, organized or resident in a Sanctioned Country or (c) any Person owned or controlled by any such Person or Persons described in the foregoing clauses (a) or (b).
“Sanctions” means all economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State, or (b) the United Nations Security Council, the European Union, any European Union member state or Her Majesty’s Treasury of the United Kingdom.
(p)    Section 2.1.(c) of the Credit Agreement is hereby amended to delete the phrase “Transfer Authorizer Designation Form” now appearing therein and to replace with the following: “Disbursement Instruction Agreement”.
(q)    Section 2.2.(a) of the Credit Agreement is hereby amended to (i) insert the phrase “for Base Rate Loans” immediately after the phrase “Applicable Margin” now appearing in clause (i) thereof and (ii) to insert the phrase “for LIBOR Loans” immediately after the phrase “Applicable Margin” now appearing in clause (ii) thereof.

(r)    Section 2.10. of the Credit Agreement is hereby amended and restated in its entirety as follows:
The Borrower hereby authorizes the Administrative Agent to disburse the proceeds of any Loan made by the Lenders or any of their Affiliates pursuant to the Loan Documents as requested by an authorized representative of the Borrower to any of the accounts designated in the Disbursement Instruction Agreement.
(s)    Section 2.11. of the Credit Agreement is hereby amended and restated in its entirety as follows:
The Borrower shall have the right to request one or more tranches of additional Term Loans (the “Incremental Term Loans”) by providing written notice to the Administrative Agent, which notice shall be irrevocable once given; provided, however, that the aggregate amount of such increases under this Agreement shall not exceed $200,000,000. Each such Incremental Term Loan must be an aggregate minimum amount of $25,000,000 and integral multiples of $5,000,000 in excess thereof (or such other amounts as may be acceptable to the Administrative Agent and the Borrower). The Administrative Agent, in consultation with the Borrower, shall manage all aspects of the syndication of such Incremental Term Loans, including decisions as to the selection of the existing Lenders and/or other banks, financial institutions and other institutional lenders to be approached with respect to such increase and the allocations of the Incremental Term Loans among such existing Lenders and/or other banks, financial institutions and other institutional lenders. No Lender shall be obligated in any way whatsoever to provide an Incremental Term Loan, and any new Lender becoming a party to this Agreement in connection with any such requested increase must be an Eligible Assignee. Effecting the Incremental Term Loans under this Section is subject to the following conditions precedent: (x) no Default or Event of Default shall be in existence on the effective date of such increase, (y) the representations and warranties made or deemed made by the Borrower or any other Loan Party in any Loan Document to which such Loan Party is a party shall be true and correct on the effective date of such increase except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and correct on and as of such earlier date) and except for changes in factual circumstances specifically and expressly permitted hereunder, and (z) the Administrative Agent shall have received each of the following, in form and substance satisfactory to the Administrative Agent: (i) if not previously delivered to the Administrative Agent, copies certified by the Secretary or Assistant Secretary of (A) all partnership or other necessary action taken by the Borrower to authorize such increase and (B) all corporate, partnership, member or other necessary action taken by each Guarantor authorizing the guaranty of such increase; and (ii) an opinion of counsel to the Borrower and the Guarantors, and addressed to the Administrative Agent and the Lenders covering such matters as reasonably requested by the Administrative Agent; and (iii) new Term Notes executed by the Borrower, payable to any new Lenders and replacement Term Notes executed by the Borrower, payable to any existing Lenders increasing their Term Loan Commitments, in the amount of such Lender’s Term Loan Commitment at the time of the effectiveness of the applicable increase in the aggregate amount of the Term Loan Commitments. In connection with any increase in the aggregate amount of the Term Loan Commitments pursuant to this Section 2.11. any Lender becoming a party hereto shall (1) execute such documents and agreements as the Administrative Agent may reasonably request and (2) in the case of any Lender that is organized under the laws of a jurisdiction outside of the United States of America, provide to the Administrative Agent, its name, address, tax identification number and/or such other information as shall be necessary for the Administrative Agent to comply with “know your customer” and anti-money laundering rules and regulations, including without limitation, the Patriot Act. The Incremental Term Loans (i) shall rank pari passu in right of payment with the existing Term Loans, (ii) shall not mature earlier than the Maturity Date and (iii) shall be treated substantially the same as (and in any event no more favorably than) the existing Term Loans; provided that the terms and conditions applicable to any tranche of Incremental Term Loans maturing after the Maturity Date may provide for material additional or different financial or other covenants or prepayment requirements applicable only during periods after the Maturity Date. Incremental Term Loans may be made hereunder pursuant to an amendment or restatement (an “Incremental Term Loan Amendment”) of this Agreement and, as appropriate, the other Loan Documents, executed by the Borrower, each new Lender participating in such tranche (if any), each existing Lender participating in such tranche (if any) and the Administrative Agent. The Incremental Term Loan may, without the consent of any other Lenders (except as expressly required pursuant to Section 13.7.), effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent, to effect the provisions of this Section 2.11.
(t)    Section 3.10.(g)(2)(B) of the Credit Agreement is hereby amended and restated in its entirety as follows:
(B)    any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable:

(I)    in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed originals of IRS Form W-8BEN or IRS FORM W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN or IRS FORM W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;
(II)    executed originals of IRS Form W-8ECI;
(III)    in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Internal Revenue Code, (x) a certificate substantially in the form of Exhibit L-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code, a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Internal Revenue Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Internal Revenue Code (a “U.S. Tax Compliance Certificate”) and (y) executed originals of IRS Form W-8BEN or IRS FORM W-8BEN-E; or
(IV)    to the extent a Foreign Lender is not the beneficial owner, executed originals of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN or IRS FORM W-8BEN-E, a U.S. Tax Compliance Certificate substantially in the form of Exhibit L-2 or Exhibit L-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit L-4 on behalf of each such direct and indirect partner;
(u)    Section 5.1.(b) of the Credit Agreement is hereby amended and restated in its entirety as follows:
(b)    Additional Costs. In addition to, and not in limitation of the immediately preceding clause (a), the Borrower shall following fifteen (15) days written demand therefor pay to the Administrative Agent for the account of a Lender such amounts as such Lender may reasonably determine to be necessary to compensate such Lender for any costs incurred by such Lender that it reasonably determines are attributable to its making or maintaining of any LIBOR Loans (or Base Rate Loans bearing interest based on the LIBOR Market Index Rate) or its obligation to make any LIBOR Loans (or any Base Rate Loans bearing interest based on the LIBOR Market Index Rate) hereunder, any reduction in any amount receivable by such Lender under this Agreement or any of the other Loan Documents in respect of any of such LIBOR Loans (or such Base Rate Loans bearing interest based on the LIBOR Market Index Rate) or such obligation or the maintenance by such Lender of capital in respect of its LIBOR Loans (or Base Rate Loans bearing interest based on the LIBOR Market Index Rate) or its Term Loan Commitments (such increases in costs and reductions in amounts receivable being herein called “Additional Costs”), resulting from any Regulatory Change that: (i) changes the basis of taxation of any amounts payable to such Lender under this Agreement or any of the other Loan Documents in respect of any of such LIBOR Loans (or any such Base Rate Loans bearing interest based on the LIBOR Market Index Rate) or its Term Loan Commitments (other than taxes imposed on or measured by the overall net income of such Lender or of its Lending Office for any of such LIBOR Loans (or such Base Rate Loans bearing interest based on the LIBOR Market Index Rate) by the jurisdiction in which such Lender has its principal office or such Lending Office), or (ii) imposes or modifies any reserve, special deposit, liquidity or similar requirements (including without limitation, Regulation D of the Board of Governors of the Federal Reserve System or other similar reserve requirement applicable to any other category of liabilities or category of extensions of credit or other assets by reference to which the interest rate on LIBOR Loans (or Base Rate Loans bearing interest based on the LIBOR Market Index Rate) is determined, or other compulsory loan requirement, insurance charge or other assessment) relating to any extensions of credit or other assets of, or any deposits with or other liabilities of, or other credit extended by, or any other acquisition of funds by such Lender (or its parent corporation), or any commitment of such Lender (including, without limitation, the Term Loan Commitment of such Lender hereunder) or (iii) has or would have the effect of reducing the rate of return on capital of such Lender to a level below that which such Lender could have achieved or increasing any liquidity requirement but for such Regulatory Change (taking into consideration such Lender’s policies with respect to capital adequacy and liquidity).

(v)    Section 7.1.(e) of the Credit Agreement is hereby amended and restated in its entirety as follows:
(e)    Compliance with Law; Governmental Approvals. To the best of the knowledge of the Parent and the Borrower after due inquiry, the Parent, each Loan Party and each other Subsidiary is in compliance with each Governmental Approval and all other Applicable Laws (including, without limitation, Anti-Corruption Laws and Sanctions) relating to it except for non-compliances which, and Governmental Approvals the failure to possess which, could not, individually or in the aggregate, reasonably be expected to cause a Default or Event of Default or have a Material Adverse Effect.
(w)    Section 7.1.(g) of the Credit Agreement is hereby amended and restated in its entirety as follows:
(g)    Existing Indebtedness; Total Indebtedness. The Parent’s form 10-Q for the second quarter of fiscal year 2015 as filed with the Securities and Exchange Commission sets forth true, correct and complete information, on a consolidated basis, as of June 30, 2015, regarding all Indebtedness (including all Guarantees) and Total Indebtedness of the Parent and each of the Loan Parties. As of the Agreement Date, the Parent and the Loan Parties have materially performed and are in material compliance with all of the terms of such Indebtedness and all instruments and agreements relating thereto, and no default or event of default, or event or condition which with the giving of notice, the lapse of time, or both, would constitute a default or event of default, exists with respect to any such Indebtedness.
(x)    Section 7.1.(k) of the Credit Agreement is hereby amended and restated in its entirety as follows:
(k)    Financial Statements. The Borrower has furnished to each Lender copies of (i) the audited consolidated balance sheet of the Parent and its consolidated Subsidiaries for the fiscal years ended December 31, 2013 and December 31, 2014, and the related consolidated statements of operations, shareholders’ equity and cash flow for the fiscal years ended on such dates, with the opinion thereon of Deloitte & Touche, and (ii) the unaudited consolidated balance sheet of the Parent and its consolidated Subsidiaries for the fiscal quarter ended June 30, 2015, and the related consolidated statements of operations, shareholders’ equity and cash flow of the Parent and its consolidated Subsidiaries for the two fiscal quarters ended on such date. Such balance sheets and statements (including in each case related schedules and notes) are complete and correct in all material respects and present fairly, in accordance with GAAP consistently applied throughout the periods involved, the consolidated financial position of the Borrower and its consolidated Subsidiaries as of their respective dates and the results of operations and the cash flow for such periods (subject, as to interim statements, to changes resulting from normal year end audit adjustments). Neither the Parent, the Borrower nor any consolidated Subsidiary has on the Agreement Date any material contingent liabilities, liabilities, liabilities for taxes, unusual or long-term commitments or unrealized or forward anticipated losses from any unfavorable commitments, except as referred to or reflected or provided for in said financial statements.
(y)    Section 7.1.(l) of the Credit Agreement is hereby amended and restated in its entirety as follows:
(l)    No Material Adverse Change. Since December 31, 2014, there has been no material adverse change in the consolidated financial condition, results of operations, business or prospects of the Parent and its Subsidiaries, or Borrower and its Subsidiaries, in each case, taken as a whole. Each of the Parent, the Borrower, the other Loan Parties, the Wholly Owned Subsidiaries and the other Limited Subsidiaries is Solvent.
(z)    Section 7.1.(x) of the Credit Agreement is hereby amended and restated in its entirety as follows:
(x)    Anti-Corruption Laws and Sanctions. The Parent has implemented and maintains in effect policies and procedures designed to ensure compliance by the Parent, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions, and the Parent, its Subsidiaries and their respective officers and employees and to the knowledge of the Parent its directors and agents, are in compliance with Anti-Corruption Laws and applicable Sanctions in all material respects. None of (a) the Parent, the Borrower, any Subsidiary or to the knowledge of the Parent, the Borrower or such Subsidiary any of their respective directors, officers or employees, or (b) to the knowledge of the Parent, any agent of the Parent, the Borrower or any Subsidiary that will act in any capacity in connection with or benefit from the credit facility established hereby, is a Sanctioned Person. No Credit Event, use of proceeds or other transaction contemplated by this Agreement will violate any Anti-Corruption Law or applicable Sanctions.
(aa)    Section 8.8 of the Credit Agreement is hereby amended to insert the following at the end thereof:
The Borrower will not request any Credit Event, and the Borrower shall not use, and shall procure that its Subsidiaries and its or their respective directors, officers, employees and agents shall not use, the proceeds of any Credit Event (A) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, (B) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, to the extent such activities, businesses or transaction would be prohibited by Sanctions if conducted by a corporation incorporated in the

United States or in a European Union member state, or (C) in any manner that would result in the violation of any Sanctions applicable to any party hereto.
(bb)    Section 10.1.(a) of the Credit Agreement is hereby amended and restated in its entirety as follows:
(a)    RESERVED.
(dd)    Section 11.1.(l)(ii) of the Credit Agreement is hereby amended to delete the phrase “but excluding any director whose initial nomination for, or assumption of office as, a director occurs as a result of an actual or threatened solicitation of proxies or consents for the election or removal of one or more directors by any Person or group other than a solicitation for the election of one or more directors by or on behalf of the board of directors” now appearing therein.
(ee)    Section 13.6.(c) of the Credit Agreement is hereby amended to insert the phrase “or Defaulting Lender” in the heading thereof and to insert the phrase “or to a Defaulting Lender or its Affiliates” immediately after the phrase “natural person” now appearing therein.
(ff)    The first sentence of Section 13.6.(d) of the Credit Agreement is hereby amended to insert the phrase “, a Defaulting Lender or its Affiliates” immediately after the phrase “natural person” now appearing therein.
2.Conditions Precedent. Subject to the other terms and conditions hereof, this Amendment shall not become effective until the Administrative Agent shall have received each of the following instruments, documents or agreements, each in form and substance satisfactory to the Administrative Agent:
(a)    counterparts of this Amendment duly executed and delivered by Borrower, Parent, Administrative Agent and the Requisite Lenders;
(b)    counterparts of the Consent and Reaffirmation attached as Annex I hereto duly executed by the Guarantor, consenting to this Amendment and the transactions contemplated hereby; and
(c)    counterparts of the Existing Revolving Facilities (as defined in the Credit Agreement as modified by this Amendment).
Upon fulfillment of the foregoing conditions precedent, this Amendment shall become effective as of the date hereof.
3.Representations and Warranties; No Default. Borrower hereby represents and warrants to the Administrative Agent and the Lenders that:
(a)    all of Borrower’s representations and warranties contained in the Credit Agreement and the other Loan Documents are true and correct in all material respects on and as of the date of Borrower’s execution of this Amendment except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and accurate on and as of such earlier date) and except for changes in factual circumstances specifically and expressly permitted hereunder;
(b)    no Default or Event of Default has occurred and is continuing as of the date of Borrower’s execution of this Amendment under any Loan Document;
(c)    Borrower and Parent have the power and authority to enter into this Amendment and to perform all of their respective obligations hereunder;
(d)    the execution, delivery and performance of this Amendment by Borrower and Parent have been duly authorized by all necessary corporate, partnership or other action;
(e)    the execution and delivery of this Amendment and performance thereof by Borrower and Parent does not and will not violate the organizational documents of Borrower or Parent or the Certificate of Incorporation, By-laws or other organizational documents of CBL Holdings I, Inc. and does not and will not violate or conflict with any law, order, writ, injunction, or decree of any court, administrative agency or other governmental authority applicable to Borrower, Parent, CBL Holdings I, Inc., or their respective properties; and
(f)    this Amendment and the Consent and Reaffirmation attached as Annex II hereto, constitute legal, valid and binding obligations of the parties thereto, in accordance with the respective terms thereof, subject to bankruptcy, insolvency and similar laws of general application affecting the rights and remedies of creditors and, with respect to the availability of the remedies of specific enforcement, subject to the discretion of the court before which any proceeding therefor may be brought.
4.Expenses. Borrower agrees to pay, promptly following demand by the Administrative Agent, all reasonable costs, expenses, fees and other charges and expenses actually incurred by the Administrative Agent in connection with the negotiation, preparation, execution and delivery of this Amendment.
5.Defaults Hereunder. The breach of any representation, warranty or covenant contained herein or in any document executed in connection herewith, or the failure to observe or comply with any term or agreement contained herein shall constitute a Default or Event of Default under the Credit Agreement (subject to any applicable cure period set forth in the Credit Agreement) and the Administrative Agent and the Lenders shall be entitled to exercise all rights and remedies they may have under the Credit Agreement, any other documents executed in connection therewith and applicable law.
6.References. All references in the Credit Agreement and the Loan Documents to the Credit Agreement shall hereafter be deemed to be references to the Credit Agreement as amended hereby and as the same may hereafter be amended from time to time.
7.Limitation of Agreement. Except as especially set forth herein, this Amendment shall not be deemed to waive, amend or modify any term or condition of the Credit Agreement, each of which is hereby ratified and reaffirmed and which shall remain in full force and effect, nor to serve as a consent to any matter prohibited by the terms and conditions thereof.

8.Counterparts. To facilitate execution, this Amendment may be executed in as many counterparts as may be convenient or required. It shall not be necessary that the signature of, or on behalf of, each party, or that the signature of all persons required to bind any party, appear on each counterpart. All counterparts shall collectively constitute a single document. It shall not be necessary in making proof of this document to produce or account for more than a single counterpart containing the respective signatures of, or on behalf of, each of the parties hereto. Any signature page to any counterpart may be detached from such counterpart without impairing the legal effect of the signature thereon and thereafter attached to another counterpart identical thereto having attached to it additional signature pages.
9.Further Assurances. Borrower agrees to take such further action as the Administrative Agent or the Lenders shall reasonably request in connection herewith to evidence the amendments herein contained to the Credit Agreement.
10.Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the successors and permitted assigns of the parties hereto.
11.Governing Law. This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York.
12.FATCA. For purposes of determining withholding Taxes imposed under the Foreign Account Tax Compliance Act (FATCA), from and after the effective date of this Amendment, the Borrower, the Parent and the Administrative Agent shall treat (and the Lenders hereby authorize the Administrative Agent to treat) the Credit Agreement as not qualifying as a "grandfathered obligation" within the meaning of Treasury Regulation Section 1.1471-2(b)(2)(i).
[Signatures Begin on Following Page]

IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to Term Loan Agreement to be executed by their authorized officers all as of the day and year first above written.

BORROWER:

CBL & ASSOCIATES LIMITED PARTNERSHIP, a Delaware limited partnership

By:	CBL Holdings I, Inc., a Delaware corporation, its sole general partner

	By:	/s/ Farzana K. Mitchell
	Name:	Farzana K. Mitchell
	Title:	Executive Vice President and Chief Financial Officer

PARENT:

CBL & ASSOCIATES PROPERTIES, INC., a Delaware corporation, solely for the limited purposes set forth in Section 13.22 of the Credit Agreement

By:	/s/ Farzana K. Mitchell
Name:	Farzana K. Mitchell
Title:	Executive Vice President and Chief Financial Officer

[Signatures Continued on Following Page]

Signature Page to Fist Amendment to
Term Loan Agreement dated as of July 30, 2013
CBL & Associates Limited Partnership et al

[Signature Page to First Amendment to Term Loan Agreement]

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent and as a Lender

By:	/s/ Brandon H Barry
Name:	Brandon H Barry
Title:	Vice President

[Signatures Continued on Following Page]

Signature Page to Fist Amendment to
Term Loan Agreement dated as of July 30, 2013
CBL & Associates Limited Partnership et al

[Signature Page to First Amendment to Term Loan Agreement]

JPMORGAN CHASE BANK, N.A., as Syndication Agent and as a Lender

By:	/s/ Elizabeth Johnson
Name:	Elizabeth Johnson
Title:	Executive Director

[Signatures Continued on Following Page]

Signature Page to Fist Amendment to
Term Loan Agreement dated as of July 30, 2013
CBL & Associates Limited Partnership et al

[Signature Page to First Amendment to Term Loan Agreement]

U.S. BANK NATIONAL ASSOCIATION, as Co-Syndication Agent and as a Lender

By:	/s/ Michael Raarup
Name:	Michael Raarup
Title:	Senior Vice President

[Signatures Continued on Following Page]

Signature Page to Fist Amendment to
Term Loan Agreement dated as of July 30, 2013
CBL & Associates Limited Partnership et al

[Signature Page to First Amendment to Term Loan Agreement]

PNC BANK, NATIONAL ASSOCIATION as a Documentation Agent and as a Lender

By:	/s/ Eric W. Staton
Name:	Eric W. Staton
Title:	Vice President

[Signatures Continued on Following Page]

Signature Page to Fist Amendment to
Term Loan Agreement dated as of July 30, 2013
CBL & Associates Limited Partnership et al

[Signature Page to First Amendment to Term Loan Agreement]

REGIONS BANK, as a Lender

By:	/s/ Lori Chambers
Name:	Lori Chambers
Title:	Senior Vice President

[Signatures Continued on Following Page]

Signature Page to Fist Amendment to
Term Loan Agreement dated as of July 30, 2013
CBL & Associates Limited Partnership et al

[Signature Page to First Amendment to Term Loan Agreement]

BANK OF AMERICA, N.A., as a Lender

By:	/s/ Christopher Thompson
Name:	Christopher Thompson
Title:	Vice President

[Signatures Continued on Following Page]

Signature Page to Fist Amendment to
Term Loan Agreement dated as of July 30, 2013
CBL & Associates Limited Partnership et al

[Signature Page to First Amendment to Term Loan Agreement]

FIRST COMMERCIAL BANK, NEW YORK BRANCH, as a Lender

By:	/s/ Albert Pai
Name:	Albert Pai
Title:	Assistant General Manager

[Signatures Continued on Following Page]

Signature Page to Fist Amendment to
Term Loan Agreement dated as of July 30, 2013
CBL & Associates Limited Partnership et al

[Signature Page to First Amendment to Term Loan Agreement]

ROYAL BANK OF CANADA, as a Documentation Agent and as a Lender

By:	/s/ Rina Kansagra
Name:	Rina Kansagra
Title:	Authorized Signatory

[Signatures Continued on Following Page]

Signature Page to Fist Amendment to
Term Loan Agreement dated as of July 30, 2013
CBL & Associates Limited Partnership et al

[Signature Page to First Amendment to Term Loan Agreement]

MUFG UNION BANK, N.A., formerly known as UNION BANK, N.A. as a Lender

By:	/s/ Andrew Romanosky
Name:	Andrew Romanosky
Title:	Managing Director

[Signatures Continued on Following Page]

Signature Page to Fist Amendment to
Term Loan Agreement dated as of July 30, 2013
CBL & Associates Limited Partnership et al

[Signature Page to First Amendment to Term Loan Agreement]

RAYMOND JAMES BANK, N.A., as a Lender

By:	/s/ Ted Long
Name:	Ted Long
Title:	Vice President

Signature Page to Fist Amendment to
Term Loan Agreement dated as of July 30, 2013
CBL & Associates Limited Partnership et al

ANNEX I
CONSENT AND REAFFIRMATION
The undersigned hereby acknowledges receipt of a copy of the foregoing First Amendment to the Term Loan Agreement dated as of July 30, 2013 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) by and among CBL & ASSOCIATES LIMITED PARTNERSHIP, a Delaware limited partnership (hereinafter referred to as the “Borrower”), CBL & ASSOCIATES PROPERTIES, INC., a Delaware corporation (hereinafter referred to as the “Parent”), the Lenders party thereto and WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association, as contractual representative of the Lenders (in such capacity, the “Administrative Agent”), which First Amendment is dated as of October 16, 2015 (the “Amendment”). Capitalized terms used in this Consent and Reaffirmation and not defined herein shall have the meanings given to them in the Credit Agreement.
Without in any way establishing a course of dealing by the Administrative Agent or any Lender, the undersigned consents to the Amendment and reaffirms the terms and conditions of the Parent Guaranty and any other Loan Document executed by it and acknowledges and agrees that the Parent Guaranty and each and every such Loan Document executed by the undersigned in connection with the Credit Agreement remains in full force and effect and is hereby reaffirmed, ratified and confirmed. All references to the Credit Agreement contained in the above‑referenced documents shall be a reference to the Credit Agreement as so modified by the Amendment and as the same may from time to time hereafter be amended, modified or restated.
Dated: October 16, 2015
[Signature Pages Follow]

CBL & ASSOCIATES PROPERTIES, INC.

By:______________________________
Name:
Title:

Signature Page to Reaffirmation to First Amendment to
Term Loan Agreement dated as of July 30, 2013
CBL & Associates Limited Partnership et al

ANNEX II

EXHIBIT H

FORM OF DISBURSEMENT INSTRUCTION AGREEMENT

Borrower: CBL & ASSOCIATES LIMITED PARTNERSHIP, a limited partnership organized under the laws of the State of Delaware
Administrative Agent: Wells Fargo Bank, National Association

Loan:  Loan number 1010180 made pursuant to that certain “Term Loan Agreement” dated as of July 30, 2013 between Borrower, CBL & ASSOCIATES PROPERTIES, INC., as Parent, Administrative Agent, and
Lenders, as amended from time to time

Effective Date: July 30, 2013

Check applicable box:

New – This is the first Disbursement Instruction Agreement submitted in connection with the Loan.
Replace Previous Agreement – This is a replacement Disbursement Instruction Agreement. All prior instructions submitted in connection with this Loan are cancelled as of the Effective Date set forth above.

This Agreement must be signed by the Borrower and is used for the following purposes:

(1)	to designate an individual or individuals with authority to request disbursements of Loan proceeds, whether at the time of Loan closing/origination or thereafter;

(2)
to designate an individual or individuals with authority to request disbursements of funds from Restricted Accounts (as defined in the Terms and Conditions attached to this Agreement), if applicable; and

(3)	to provide Administrative Agent with specific instructions for wiring or transferring funds on Borrower’s behalf.

Any of the disbursements, wires or transfers described above are referred to herein as a “Disbursement.”

Specific dollar amounts for Disbursements must be provided to Administrative Agent at the time of the applicable Disbursement in the form of a signed closing statement, an email instruction or other written communication, or telephonic request pursuant to 2.5(b) of the Credit Agreement (each, a “Disbursement Request”) from an applicable Authorized Representative (as defined in the Terms and Conditions attached to this Agreement).

A new Disbursement Instruction Agreement must be completed and signed by the Borrower if (i) all or any portion of a Disbursement is to be transferred to an account or an entity not described in this Agreement or (ii) Borrower wishes to add or remove any Authorized Representatives.

See the Additional Terms and Conditions attached hereto for additional information and for definitions of certain capitalized terms used in this Agreement.

Disbursement of Loan Proceeds at Origination/Closing

Closing Disbursement Authorizers: Administrative Agent is authorized to accept one or more Disbursement
Requests from any of the individuals named below (each, a “Closing Disbursement Authorizer”) to disburse Loan proceeds on or about the date of the Loan origination/closing and to initiate Disbursements in connection therewith
(each, a “Closing Disbursement”):

	Individual’s Name	Title
1.	Charles B. Lebovitz	Chairman of the Board
2.	Stephen D. Lebovitz	President and Chief Executive Officer
3.	Farzana K. Mitchell	Executive Vice President and Chief Financial Officer
4.	Augustus Stephas	Executive Vice President and Chief Operating Officer

Describe Restrictions, if any, on the authority of the Closing Disbursement Authorizers (dollar amount limits, wire/deposit destinations, etc.):
DESCRIBE APPLICABLE RESTRICTIONS OR INDICATE “N/A”
If there are no restrictions described here, any Closing Disbursement Authorizer may submit a Disbursement
Request for all available Loan proceeds.

DELETE FOLLOWING SECTION IF NO WIRE TRANSFERS AT ORIGINATION/CLOSING

Permitted Wire Transfers:  Disbursement Requests for the Closing Disbursement(s) to be made by wire transfer must specify the amount and applicable Receiving Party. Each Receiving Party included in any such Disbursement
Request must be listed below. Administrative Agent is authorized to use the wire instructions that have been provided directly to Administrative Agent by the Receiving Party or Borrower and attached as the Closing Exhibit.
All wire instructions must be in the format specified on the Closing Exhibit.

Names of Receiving Parties for the Closing Disbursement(s) (may include as many parties as needed; wire instructions for each Receiving Party must be attached as the Closing Exhibit)
1.
2.
3.

DELETE FOLLOWING SECTION IF NO DEPOSITS INTO WFB ACCOUNTS AT ORIGINATION/CLOSING

Direct Deposit:  Disbursement Requests for the Closing Disbursement(s) to be deposited into an account at Wells
Fargo Bank, N.A. must specify the amount and applicable account. Each account included in any such
Disbursement Request must be listed below.

Name on Deposit Account:
Wells Fargo Bank, N.A. Deposit Account Number:
Further Credit Information/Instructions:

Disbursements of Loan Proceeds Subsequent to Loan Closing/Origination

Subsequent Disbursement Authorizers: Administrative Agent is authorized to accept one or more Disbursement
Requests from any of the individuals named below (each, a “Subsequent Disbursement Authorizer”) to disburse Loan proceeds after the date of the Loan origination/closing and to initiate Disbursements in connection therewith
(each, a “Subsequent Disbursement”):

	Individual’s Name	Title
1.	Charles B. Lebovitz	Chairman of the Board
2.	Stephen D. Lebovitz	President and Chief Executive Officer
3.	Farzana K. Mitchell	Executive Vice President and Chief Financial Officer
4.	Augustus Stephas	Executive Vice President and Chief Operating Officer

Describe Restrictions, if any, on the authority of the Subsequent Disbursement Authorizers (dollar amount limits, wire/deposit destinations, etc.):
DESCRIBE APPLICABLE RESTRICTIONS OR INDICATE “N/A”
If there are no restrictions described here, any Subsequent Disbursement Authorizer may submit a
Disbursement Request for all available Loan proceeds.

DELETE FOLLOWING SECTION IF NO SUBSEQUENT WIRE TRANSFERS ANTICIPATED

Permitted Wire Transfers:  Disbursement Requests for Subsequent Disbursements to be made by wire transfer must specify the amount and applicable Receiving Party. Each Receiving Party included in any such Disbursement
Request must be listed below. Administrative Agent is authorized to use the wire instructions that have been provided directly to Administrative Agent by the Receiving Party or Borrower and attached as the Subsequent
Disbursement Exhibit. All wire instructions must be in the format specified on the Subsequent Disbursement
Exhibit.

Names of Receiving Parties for Subsequent Disbursements (may include as many parties as needed; wire instructions for each Receiving Party must be attached as the Subsequent Disbursement Exhibit)
1.
2.
3.

DELETE FOLLOWING SECTION IF NO SUBSEQUENT DEPOSITS INTO WFB ACCOUNTS ANTICIPATED

Direct Deposit:  Disbursement Requests for Subsequent Disbursements to be deposited into an account at Wells
Fargo Bank, N.A. must specify the amount and applicable account. Each account included in any such
Disbursement Request must be listed below.

Name on Deposit Account:
Wells Fargo Bank, N.A. Deposit Account Number:
Further Credit Information/Instructions:

Borrower acknowledges that all of the information in this Agreement is correct and agrees to the terms and conditions set forth herein and in the Additional Terms and Conditions on the following page.

CBL & ASSOCIATES LIMITED PARTNERSHIP
By:    CBL Holdings I, Inc., its sole general partner

By: _________________________________
Name: _____________________________
Title: ______________________________

Additional Terms and Conditions to the Disbursement Instruction Agreement

Definitions. The following capitalized terms shall have the meanings set forth below:

“Authorized Representative” means any or all of the Closing Disbursement Authorizers, Subsequent Disbursement Authorizers and Restricted Account Disbursement Authorizers, as applicable.
“Receiving Bank” means the financial institution where a Receiving Party maintains its account.
“Receiving Party” means the ultimate recipient of funds pursuant to a Disbursement Request.
“Restricted Account” means an account at Wells Fargo Bank, N.A. associated with the Loan to which Borrower’s access is restricted.

Capitalized terms used in these Additional Terms and Conditions to Disbursement Instruction Agreement and not otherwise defined herein shall have the meanings given to such terms in the body of the Agreement.

Disbursement Requests. Except as expressly provided in the Credit Agreement, Administrative Agent must receive Disbursement Requests in writing. Disbursement Requests will only be accepted from the applicable Authorized Representatives designated in the Disbursement Instruction Agreement. Disbursement Requests will be processed subject to satisfactory completion of Administrative Agent’s customer verification procedures. Administrative Agent is only responsible for making a good faith effort to execute each Disbursement Request and may use agents of its choice to execute Disbursement Requests. Funds disbursed pursuant to a Disbursement Request may be transmitted directly to the Receiving Bank, or indirectly to the Receiving Bank through another bank, government agency, or other third party that Administrative Agent considers to be reasonable. Administrative Agent will, in its sole discretion, determine the funds transfer system and the means by which each Disbursement will be made. Administrative Agent may delay or refuse to accept a Disbursement Request if the Disbursement would: (i) violate the terms of this Agreement; (ii) require use of a bank unacceptable to Administrative Agent or Lenders or prohibited by government authority; (iii) cause Administrative Agent or Lenders to violate any Federal Reserve or other regulatory risk control program or guideline; or (iv) otherwise cause Administrative Agent or Lenders to violate any applicable law or regulation.

Limitation of Liability. Administrative Agent , Issuing Banks, Swingline Lender and Lenders shall not be liable to Borrower or any other parties for: (i) errors, acts or failures to act of others, including other entities, banks, communications carriers or clearinghouses, through which Borrower’s requested Disbursements may be made or information received or transmitted, and no such entity shall be deemed an agent of the Administrative Agent, Issuing Banks, Swingline Lender or any Lender; (ii) any loss, liability or delay caused by fires, earthquakes, wars, civil disturbances, power surges or failures, acts of government, labor disputes, failures in communications networks, legal constraints or other events beyond Administrative Agent’s, any Issuing Bank’s, Swingline Lender’s or any Lender’s control; or (iii) any special, consequential, indirect or punitive damages, whether or not (A) any claim for these damages is based on tort or contract or (B) Administrative Agent, any Issuing Bank, Swingline Lender any Lender or Borrower knew or should have known the likelihood of these damages in any situation. Neither Administrative Agent, any Issuing Bank, Swingline Lender nor any Lender makes any representations or warranties other than those expressly made in this Agreement. IN NO EVENT WILL ADMINISTRATIVE AGENT, ANY ISSUING BANK, SWINGLINE LENDER OR ANY LENDER BE LIABLE FOR DAMAGES ARISING DIRECTLY OR INDIRECTLY IF A DISBURSEMENT REQUEST IS EXECUTED BY ADMINISTRATIVE AGENT IN GOOD FAITH AN IN ACCORDANCE WITH THE TERMS OF THIS AGREEMENT.

Reliance on Information Provided. Administrative Agent is authorized to rely on the information provided by Borrower or any Authorized Representative in or in accordance with this Agreement when executing a Disbursement Request until Administrative Agent has received a new Agreement signed by Borrower. Borrower agrees to be bound by any Disbursement Request: (i) authorized or transmitted by Borrower; or (ii) made in Borrower’s name and accepted by Administrative Agent in good faith and in compliance with this Agreement, even if not properly authorized by Borrower. Administrative Agent may rely solely (i) on the account number of the Receiving Party, rather than the Receiving Party’s name, and (ii) on the bank routing number of the Receiving Bank, rather than the Receiving Bank’s name, in executing a Disbursement Request. Administrative Agent is not obligated or required in any way to take any actions to detect errors in information provided by Borrower or an Authorized Representative. If Administrative Agent takes any actions in an attempt to detect errors in the transmission or content of transfers or requests or takes any actions in an attempt to detect unauthorized Disbursement Requests, Borrower agrees that, no matter how many times Administrative Agent takes these actions, Administrative Agent will not in any situation be liable for failing to take or correctly perform these actions in the future, and such actions shall not become any part of the Disbursement procedures authorized herein, in the Loan Documents, or in any agreement between Administrative Agent and Borrower.

International Disbursements. A Disbursement Request expressed in US Dollars will be sent in US Dollars, even if the Receiving Party or Receiving Bank is located outside the United States. Administrative Agent will not execute Disbursement Requests expressed in foreign currency unless permitted by the Credit Agreement.

Errors. Borrower agrees to notify Administrative Agent of any errors in the Disbursement of any funds or of any unauthorized or improperly authorized Disbursement Requests within fourteen (14) days after Administrative Agent’s confirmation to Borrower of such Disbursement.

Finality of Disbursement Requests. Disbursement Requests will be final and will not be subject to stop payment or recall; provided that Administrative Agent may, at Borrower’s request, make an effort to effect a stop payment or recall but will incur no liability whatsoever for its failure or inability to do so.

CLOSING EXHIBIT
WIRE INSTRUCTIONS

ADMINISTRATIVE AGENT TO ATTACH WIRE INSTRUCTIONS FROM RECEIVING PARTIES

All wire instructions must contain the following information:

Transfer/Deposit Funds to (Receiving Party Account Name)
Receiving Party Deposit Account Number
Receiving Bank Name, City and State
Receiving Bank Routing (ABA) Number
Further identifying information, if applicable (title escrow number, borrower name, loan number, etc.)

SUBSEQUENT DISBURSEMENT EXHIBIT
WIRE INSTRUCTIONS

ADMINISTRATIVE AGENT TO ATTACH WIRE INSTRUCTIONS FROM RECEIVING PARTIES

All wire instructions must contain the following information:

Transfer/Deposit Funds to (Receiving Party Account Name)
Receiving Party Deposit Account Number
Receiving Bank Name, City and State
Receiving Bank Routing (ABA) Number
Further identifying information, if applicable (title escrow number, borrower name, loan number, etc.)

RESTRICTED ACCOUNT DISBURSEMENT EXHIBIT
WIRE INSTRUCTIONS

ADMINISTRATIVE AGENT TO ATTACH WIRE INSTRUCTIONS FROM RECEIVING PARTIES

All wire instructions must contain the following information:

Transfer/Deposit Funds to (Receiving Party Account Name)
Receiving Party Deposit Account Number
Receiving Bank Name, City and State
Receiving Bank Routing (ABA) Number
Further identifying information, if applicable (title escrow number, borrower name, loan number, etc.)